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                                                                      EXHIBIT(j)

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information of the ABN AMRO/River Road Dynamic Equity Income Fund and the ABN AMRO/River Road Small Cap Value Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 58 to the Registration Statement (Form N-1A) under the Securities Act of 1933 (Registration No. 333-68666) and in this Amendment No. 60 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8004).

                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
June 23, 2005